Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

                                                              Three Months Ended
                                                                   March 31,
                                                  ---------------------------------------------
                                                         1997                     1996
                                                  --------------------     --------------------
Primarily and fully diluted earnings:
Earnings  from operations applicable to
common stock                                                 $248,184                 $401,549
                                                  --------------------     --------------------

Shares:
     Weighted average number of
     common shares outstanding                              7,977,999                7,777,752
     Add shares issuable from assumed
     exercise of options and warrants                          17,817                    6,114
                                                  --------------------     --------------------
   Weighted average number of common
     shares as adjusted                                     7,995,816                7,773,861
                                                  --------------------     --------------------

Primary and fully diluted earnings
     per common share:                                          $ .03                    $ .05
                                                  --------------------     --------------------